        As filed with the Securities and Exchange Commission on June 30, 2003

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

HESKA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0192527

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1613 Prospect Parkway Fort Collins, CO	80525

(Address of Principal Executive Offices)	(Zip Code)

HESKA CORPORATION 2003 EQUITY INCENTIVE PLAN

(Full title of the plan)

Robert B. Grieve Chairman and Chief Executive Officer HESKA CORPORATION 1613 Prospect Parkway Fort Collins, CO 80525 (970) 493-7272

(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (2)
Common Stock, $0.001 par value per share, to be issued upon exercise of options granted under the 2003 Equity Incentive Plan	2,390,500	$1.255	$3,000,077.50	$243.00

(1)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq SmallCap Market on June 24, 2003.
(2)	Fee to be offset by Heska Corporation's credit with the Securities and Exchange Commission.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

         *       Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1)	The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2002 which contains the balance sheets of the Registrant as of December 31, 2002 and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2002, together with the report thereon of KPMG LLP, independent auditors and also contains the balance sheet of the Registrant as of December 31, 2001 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2000 and 2001, together with the report thereon of Arthur Andersen LLP, independent auditors.

(2)	The Registrant’s Definitive 14A Proxy Statement filed April 25, 2003.

(3)	The Registrant’s Current Report on Form 8-K filed May 7, 2003.

(4)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(5)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-22427), filed on April 24, 1997.

        In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

         Not applicable.

Item 5.    Interests of Named Experts and Counsel.

         Not applicable.

Item 6.    Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article XI of the Registrant’s Restated Certificate of Incorporation (Exhibit 3.1(d) to the Registrant’s Form 10-Q for the quarter ended June 30, 2000) provides for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

         The registrant has entered into separate indemnification agreements (a form of which has been filed as Exhibit 10.18 to the Registrant’s Form S-1 Registration Statement, File No. 333-25767, filed on April 24, 1997) with each of its directors and certain of its executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as a director or executive officer, as the case may be, to the fullest extent not prohibited by law.

Item 7.    Exemption from Registration Claimed.

         Not applicable.

Item 8.    Exhibits.

Exhibit Number	Exhibit

5.1	Opinion regarding legality of the securities to be offered.

10.1	Heska Corporation 2003 Equity Incentive Plan dated April 15, 2003 (incorporated by reference to Appendix C of the Registrant’s Definitive 14A Proxy Statement filed April 25, 2003).

23.1	Consent of Independent Auditors.*

23.2	Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).

24.1	Power of Attorney (see Signature Page to this Registration Statement).

*	The Registrant’s independent auditors as of December 31, 2001 and for the years ended December 31, 2000 and 2001 were Arthur Andersen LLP. The Registrant appointed KPMG LLP as its independent auditors in July 2002. The financial statements as of December 31, 2001, and for the years ended December 31, 2000 and 2001 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent auditors, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. The Registrant has not been able to obtain the written consent of Arthur Andersen LLP regarding the incorporation of its report in this registration statement, and the Registrant has dispensed with the requirement to file its consent in reliance on Rule 437(a) promulgated under the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant, Heska Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on June 30, 2003.

HESKA CORPORATION BY: /s/ ROBERT B. GRIEVE —————————————— Robert B. Grieve, Chairman and Chief Executive Officer (Principal Executive Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Grieve and Jason Napolitano, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT B. GRIEVE ———————————————— Robert B. Grieve	Chairman and Chief Executive Officer (Principal Executive Officer) and Director	June 30, 2003

/s/ JASON A. NAPOLITANO ———————————————— Jason A. Napolitano	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Secretary	June 30, 2003

/s/ MICHAEL A. BENT ———————————————— Michael A. Bent	Vice President, Controller (Principal Accounting Officer)	June 30, 2003

/s/ WILLIAM A. AYLESWORTH ———————————————— William A. Aylesworth	Director	June 30, 2003

/s/ A. BARR DOLAN ———————————————— A. Barr Dolan	Director	June 30, 2003

/s/ PETER EIO ———————————————— Peter Eio	Director	June 30, 2003

/s/ G. IRWIN GORDON ———————————————— G. Irwin Gordon	Director	June 30, 2003

/s/ LYLE A. HOHNKE ———————————————— Lyle A. Hohnke	Director	June 30, 2003

/s/ LYNNOR B. STEVENSON, PH.D. ———————————————— Lynnor B. Stevenson, Ph.D.	Director	June 30, 2003

/s/ JOHN F. SASEN, SR. ———————————————— John F. Sasen, Sr.	Director	June 30, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion regarding legality of securities to be offered.

10.1	Heska Corporation 2003 Equity Incentive Plan dated April 15, 2003 (incorporated by reference to Appendix C of the Registrant’s Definitive 14A Proxy Statement filed April 25, 2003).

23.1	Consent of Independent Auditors.*

23.2	Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).

24.1	Power of Attorney (see Signature Page to this Registration Statement).

*	The Registrant’s independent auditors as of December 31, 2001 and for the years ended December 31, 2000 and 2001 were Arthur Andersen LLP. The Registrant appointed KPMG LLP as its independent auditors in July 2002. The financial statements as of December 31, 2001 and for the years ended December 31, 2000 and 2001 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent auditors, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. The Registrant has not been able to obtain the written consent of Arthur Andersen LLP regarding the incorporation of its report in this registration statement, and the Registrant has dispensed with the requirement to file its consent in reliance on Rule 437(a) promulgated under the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.